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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-02792) of Orthodontic Centers of America, Inc. and in the Registration Statements (Form S-4 No. 333-05977 and Form S-4 No. 333-42655) and related Prospectuses of our report dated March 23, 1998, with respect to the consolidated financial statements of Orthodontic Centers of America, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                Ernst & Young LLP


New Orleans, Louisiana
March 26, 1998